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                                                                   EXHIBIT 10.11

               AMENDMENT NO. 1 TO MANAGEMENT ASSISTANCE AGREEMENT


          AMENDMENT NO. 1 dated as of October 18, 1996 between Carson Products Company, a Delaware corporation (the "Company") and Morningside Capital Group, LLC, a Connecticut limited liability company ("Morningside").

          The Company and Morningside are parties to a Management Assistance Agreement dated August 23, 1995 (the "Management Agreement"), providing for the retention of the services of Morningside and its principal member, Vincent A. Wasik, in connection with the ongoing business of the Company. The Company and Morningside wish to amend the Management Agreement in certain respects, and accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Except as otherwise defined in this
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Amendment No. 1, terms defined in the Management Agreement are used herein as defined therein, and the term "this Agreement" and words such as "herein" and "hereunder" shall refer to the Management Agreement as amended by this Amendment No. 1.

          Section 2.  Amendment.  Effective as of the date hereof, (S)19 of the
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Management Agreement shall be amended to read in its entirety as follows:

          (S)19. SUBORDINATION. The Company, for itself and its successors, agrees that all of the obligations in respect of this Agreement and all payments in respect hereof shall be subordinate and junior in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness as set forth in this Section 19. Each holder of Senior Indebtedness shall have been deemed to have acquired such Senior Indebtedness in reliance upon the subordination as set forth in this Section 19.

          (a) During the continuance of any default beyond applicable grace periods in the payment of principal, premium, if any, and interest on any Senior Indebtedness, whether at maturity, upon redemption or pursuant to acceleration or otherwise (a "Payment Default"), no direct or indirect payment of any kind shall be made with respect to this Agreement unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents, after which, subject to Section 19(d) (if applicable), the Company shall resume making any and all required payments in respect of this Agreement, including any missed payments.

          (b) During the continuance of any event of default on or in respect of Senior Indebtedness (other than a Payment Default) that entitles the holders of such Senior
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     Indebtedness to accelerate the maturity of the obligations outstanding thereunder (a "Non-payment Default"), no direct or indirect payment of any kind shall be made with respect to this Agreement and Morningside shall not accept any such payment, for a period (the "Payment Blockage Period") beginning on the date on which written notice of such default (a "Blockage Notice") is given to the Company by the holders of Senior Indebtedness and ending on the earlier of (x) 179 days after delivery of such Blockage Notice, or (y) the date on which such Non-payment Default is cured or waived or shall have ceased to exist, after which period, subject to
     Section 19(d) (if applicable), the Company shall immediately make all past due payments and shall resume all other required payments hereunder, including any payments omitted pursuant to this Section 19. No single Non-payment Default may serve as the basis for more than one Blockage Notice (other than a Non-payment Default that has been cured or waived or otherwise ceased to exist for a period of 90 consecutive days); no Non-payment Default in existence on the date of delivery of a Blockage Notice shall serve as the basis for any subsequent Blockage Notice, whether or not within a period of 360 consecutive days unless such Non-payment Default shall have been cured or waived or otherwise ceased to exist for a period of 90 consecutive days; and during any 360-day period there shall not be more than one Blockage Notice. The Company agrees to deliver copies of all Blockage Notices to Morningside immediately upon receipt, although the failure of the Company to do so shall not affect the rights of holders of Senior Indebtedness under this Section 19. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice to the Company referred above and there must be a 181 consecutive day period in any 360 consecutive day period during which no Payment Blockage Period is in effect pursuant to this Section 19(b).

          (c) Until all Senior Indebtedness has been paid in full in cash or cash equivalents, Morningside shall not, without the prior written consent of the Required Banks (as defined in the Credit Agreement) commence any action, suit or proceeding to enforce any claims, rights, demands, causes of action, liabilities, or suits, of any kind whatsoever, whether known or unknown, that have been, could have been, or in the future might be asserted by Morningside based upon, arising out of, or in any way relating to, this Agreement until the earlier of (i) 10 Business Days after Morningside shall have given prior written notice to the Agent (as defined in the Credit Agreement) of its intention to exercise any such remedies or
     (ii) if an Event of Default has occurred and is continuing, the holders of Senior Indebtedness have accelerated the Senior Indebtedness. The 10 Business Day period referenced in the preceding sentence shall run concurrently with any Payment Blockage Period instituted pursuant to Sections 19(b) and (c) hereof.
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          (d) Upon any distribution of assets of the Company or of Holdings of any kind or character upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of all obligations owing in respect thereof before Morningside is entitled to receive any payment of any amount owing under this Agreement; and

              (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which Morningside would be entitled except for the provisions of this
          Section 19 shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          Upon any payment or distribution of assets of the Company referred to in this Section 19, Morningside shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 19; provided, however, that the foregoing shall apply
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     only if such court has been fully apprised of the provisions of this
     Section 19.

          (e) If any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by Morningside on account of amounts due under this Agreement that, because of the provisions of this Section 19, should not have been made, then such payment or distribution shall be received and held in trust for, and shall be paid over to, the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent
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     payment or distribution to the holders of such Senior Indebtedness.

          (f) Upon the payment in full in cash or cash equivalents of all Senior Indebtedness, Morningside shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities made to the holders of the Senior Indebtedness to which Morningside would be entitled except for the provisions of this
     Section 19 until the amounts due under this Agreement shall be paid in full in cash or cash equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which Morningside would be entitled except for the provisions of this Section 19, and no payments over pursuant to the provisions of this Section 19 to the holders of Senior Indebtedness by Morningside shall, as among the Company, its creditors other than holders of Senior Indebtedness, and Morningside, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which Morningside would otherwise have been entitled but for the provisions of this Section 19 shall have been applied, pursuant to the provisions of this Section 19, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case Morningside shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or cash equivalents.

          (g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Company or any other Person is rescinded for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

          (h) If, while any Senior Indebtedness is outstanding, any Event of Default occurs, Morningside shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment hereunder to which the holders of Senior Indebtedness may be entitled under this Agreement, and to file appropriate claims or proofs of claim in respect of this Agreement. Upon the failure of Morningside to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and
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     receive every payment or distribution referred to under this Agreement and to file claims and proofs of claim with respect to this Agreement and Morningside hereby appoints each holder of Senior Indebtedness or its representative as attorney-in-fact for Morningside to take any and all actions permitted by this paragraph to be taken by Morningside.

          (i) Morningside agrees and consents that without notice to or assent by Morningside, and without affecting the liabilities and obligations of the Company and the rights and benefits of the holders of the Senior Indebtedness set forth in this Section 19:

               (i) the obligations and liabilities of the Company and any other party or parties for or upon the Senior Indebtedness may, from time to time, be renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released (but only to the extent permitted by the definition of "Senior Indebtedness");

              (ii) the holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

             (iii) any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released, all as the holders of any Senior Indebtedness, or any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the obligations under this Agreement to Senior Indebtedness, provided, however, that in no event shall any such actions
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     limit the rights of Morningside to take any action to pursue any rights or remedies under this Agreement or under applicable laws if the taking of such action does not otherwise violate the terms of this Agreement.

          (j) The provisions of this Section 19 are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains outstanding, may not be modified, rescinded or canceled in whole or in part, nor shall any grace periods in the definition of "Event of Default" be reduced, without the prior written consent thereto of all holders of Senior Indebtedness.

          (k) Until all of the Senior Indebtedness has been fully paid, Morningside hereby undertakes and agrees for the benefit of the holders of Senior Indebtedness that, upon the
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     occurrence and during the continuance of any events set forth in clauses
     (b) and (c) of this Section 19, Morningside shall take any actions reasonably requested by any holder of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

          (l) To the extent permitted by applicable law, Morningside and the Company hereby waive notice of acceptance hereof by the holders of the Senior Indebtedness.

          (m) The Company and Morningside hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or at law, for specific performance of any agreement contained in this Section 19 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

          (n) The provisions of this Section 19 are and are intended solely for the purpose of defining the relative rights of Morningside on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 19 or elsewhere in this Agreement is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and Morningside, the obligation of the Company, which is absolute and unconditional, to pay to Morningside the fees and reimbursement of expenses set forth in this Agreement as and when the same shall become due and payable in accordance with the terms thereof; or (b) affect the relative rights against the Company of Morningside and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent Morningside from exercising all remedies otherwise permitted by applicable law upon any default or Event of Default under this Agreement, subject to the rights, if any, under this Section 19 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 19(d), to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to Morningside, or
     (2) under the conditions specified in Section 19(a), to prevent any payment prohibited by such Section. The failure to make any payment due hereunder by reason of any provision in this Section 19 shall not be construed as preventing the occurrence of a default under this Agreement.

          Nothing contained in this Section 19 shall limit the right of Morningside to take any action to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Section 19 of the holders, from time to time, of Senior Indebtedness.
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          For purposes of this Section 19, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Business Day" means any day other than Saturday, Sunday and a day on which banks are permitted or required to be closed, or which is a legal holiday, in New York, New York.

          "Credit Agreement" means the Credit Agreement dated as of October 18, 1996 among the Company and Banque Indosuez, New York Branch, as lender and agent, and any other parties who may become lenders thereunder, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "Event of Default" means if the Company, any of its Significant Subsidiaries, or Holdings shall commence a voluntary case concerning itself under Title 11 of the United States Code Entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company, any of its Significant Subsidiaries, or Holdings and the petition is not contested within 20 days, or is not dismissed for a period of 60 consecutive days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company, any of its Significant Subsidiaries, or Holdings; or the Company, any of its Significant Subsidiaries, or Holdings commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, any of its Significant Subsidiaries, or Holdings; or there is commenced against the Company, any of its Significant Subsidiaries, or Holdings any such proceeding which remains undismissed for a period of 60 consecutive days; or the Company, any of its Significant Subsidiaries, or Holdings is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and continues
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     undischarged or unstayed for a period of 60 consecutive days; or the
     Company, any of its Significant Subsidiaries, or Holdings suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; or the Company, any of its Significant Subsidiaries, or Holdings makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company, any of its Significant Subsidiaries, or Holdings for the purpose of effecting any of the foregoing.

          "Holdings" shall mean Carson, Inc., a Delaware corporation.

          "Indebtedness" of a Person at a particular date shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with generally accepted accounting principles in the United States of America as in effect from time to time would be shown on the liability side of the balance sheet of such Person, other than current liabilities in respect of the foregoing, liabilities for accumulated postretirement benefit obligations and liabilities for deferred compensation, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn and unpaid thereunder, (iv) all Indebtedness of a second Person secured by any Lien (as defined in the Credit Agreement) on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, (v) all Capitalized Lease Obligations (as defined in the Credit Agreement) of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e.,
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     take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements (as defined in the Credit Agreement) and
     (viii) all Contingent Obligations (as defined in the Credit Agreement) of such Person; provided that Indebtedness shall not include trade payables,
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     accrued expenses, accrued dividends and accrued income taxes, in each case arising in the ordinary course of business.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Authority.

          "Senior Indebtedness" shall mean all obligations of the Company incurred pursuant to the Credit Agreement, whether for principal, premium (if any) or interest (including, without limitation, interest which would accrue but for the filing of a petition initiating any bankruptcy or similar proceeding and Indebtedness incurred to pay other fees and expenses arising therefrom or in connection therewith). Notwithstanding the foregoing, Senior Indebtedness shall not
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     include, among others:  (i) any Indebtedness of the Company to a Subsidiary of the Company; (ii) any Indebtedness to any Affiliate, director, officer or employee of the Company or any Subsidiary (including, without limitation, amounts owed for compensation); (iii) Indebtedness and other amounts incurred in connection with obtaining goods, materials or services owing to trade creditors; (iv) any liability for Federal, state, local or other taxes owed or owing by the Company; or (v) Indebtedness incurred in violation of the Credit Agreement.

          "Significant Subsidiary" shall mean, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Subsidiary" of any Person shall mean and includes (i) any corporation more than 50% of whose voting stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (including stock of any class or classes of such corporation that might have voting power solely by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

          Section 3.  Miscellaneous.  Except as herein provided, the Management
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Agreement shall remain unchanged and in full force and effect.  This Amendment
No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed and enforced under, the laws of the State of New York.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
1 to be duly executed and delivered as of the day and year first written above.

CARSON PRODUCTS COMPANY             MORNINGSIDE CAPITAL GROUP, LLC



By_______________________           By_________________________
  Title:                                Title: